UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 3, 2020, Open Text Corporation (“OpenText” or the “Company”) issued a press release announcing that the Company has priced the offerings of $1.8 billion in total aggregate principal amount of senior unsecured fixed rate notes by OpenText and Open Text Holdings, Inc., a wholly-owned indirect subsidiary of OpenText and a corporation incorporated under the laws of Delaware (“OTHI”). The offerings were upsized from the previously announced $1.6 billion total aggregate principal amount.

OpenText intends to use the substantial portion of the net proceeds from the offerings to refinance $1.55 billion in outstanding debt, including to redeem in full the outstanding $800 million aggregate principal amount of OpenText’s 5.625% notes due 2023 (the “2023 Notes”) and to repay the full outstanding $750 million drawn under the fourth amended and restated credit agreement, as amended and restated as of October 31, 2019, under which OpenText and OTHI are both borrowers (the “Revolver”); and OpenText expects to use the balance of the net proceeds for general corporate purposes, including potential future acquisitions. Amounts repaid under the Revolver may be reborrowed.

The offerings consist of $900 million aggregate principal amount of OpenText’s 3.875% senior unsecured notes due 2028 (the “OTC notes”), guaranteed initially on a senior unsecured basis by OpenText’s existing wholly-owned subsidiaries that borrow or guarantee OpenText’s obligations under its existing senior credit facilities, and of $900 million aggregate principal amount of OTHI’s 4.125% senior unsecured notes due 2030 (the “OTHI notes” and collectively with the OTC notes, the “notes”), guaranteed on a senior unsecured basis by OpenText and initially guaranteed by OpenText’s existing wholly-owned subsidiaries (other than OTHI) that borrow or guarantee OpenText’s obligations under its existing senior credit facilities. The press release announcing the pricing of the offerings is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The notes and related guarantees may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes will be offered in Canada under available prospectus exemptions.

This filing shall not constitute a notice of redemption under the indenture governing the 2023 Notes, dated as of January 15, 2015. Any such notice, if made, will only be made in accordance with the provisions of the indenture governing the 2023 Notes. There can be no assurances as to whether we will actually implement any such redemption.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

February 3, 2020	By:	/s/ Gordon A. Davies
Gordon A. Davies EVP, CLO and Corporate Development